EXHIBIT 32.0
SECTION 1350 CERTIFICATIONS

Scott V. Fainor, President and Chief Executive Officer, and Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, of KNBT Bancorp, Inc. (the "Company"), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
The Annual Report on Form 10-K of the Company for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	March 16, 2007	BY:	/s/ Scott V. Fainor
Scott V. Fainor
President and Chief Executive Officer

DATE:	March 16, 2007	BY:	/s/ Eugene T. Sobol
Eugene T. Sobol
Senior Executive Vice President, Chief Financial
Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to KNBT Bancorp, Inc. and will be retained by KNBT Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.